Exhibit 5.1
[Holland & Hart LLP Letterhead]
March 18, 2010
Rentech, Inc.
10877 Wilshire Boulevard, Suite 710
Los Angeles, California

Re:	Rentech, Inc. Registration Statement on Form S-3—$42,000,000 of Securities
Ladies and Gentlemen:
     We have acted as special Colorado counsel for Rentech, Inc., a Colorado corporation (“Rentech”), and for its Colorado subsidiaries, Rentech Development Corporation, a Colorado corporation, Rentech Energy Technology Center, LLC, a Colorado limited liability company, and Rentech Services Corporation, a Colorado corporation (each a “Colorado Subsidiary”). We are furnishing this opinion in connection with the filing on February 2, 2010 of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) by Rentech, and certain of Rentech’s subsidiaries named as Additional Registrants in the Registration Statement (the “Additional Registrants”), pertaining to the registration of up to $42,000,000 of securities for sale from time to time. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined), other than as to the validity of Rentech Stock and the Securities (as herein defined).
     You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will contemplate the issue and sale by Rentech (and one or more of the Additional Registrants, as applicable) of up to $42,000,000 aggregate offering price of (i) one or more series of debt securities (including any indenture relating thereto, the “Debt Securities”), which may be guaranteed (the “Guarantees”) by one or more of the Additional Registrants, (ii) one or more series of preferred stock of Rentech, par value $10.00 per share (the “Preferred Stock”), (iii) shares of common stock of Rentech, par value $.01 per share (the “Common Stock”), (iv) stock purchase rights in respect of the Common Stock or other securities (the “Rights”) to be issued pursuant to a separate rights agreement to be entered into between Rentech and a bank or trust company, as rights agent, (v) shares of Preferred Stock represented by depositary shares and evidenced by depositary receipts (the “Depositary Shares”), each of which will represent a fractional share or multiple shares of Preferred Stock, (vi) purchase contracts for the purchase and sale of securities (the “Purchase Contracts”), and (vii) warrants (the “Warrants”) to purchase Debt Securities, Preferred Stock, Common Stock or Depositary Shares, or any combination of the foregoing. Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other securities. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or into other securities. The Common Stock and Preferred Stock are herein collectively called the “Rentech Stock;” and the Debt Securities, Guaranties, Rights, Depository Shares, Purchase Contracts and Warrants are herein collectively called the “Securities.”
     We are familiar with the proceedings taken and proposed to be taken by Rentech and each Colorado Subsidiary in connection with the authorization, issuance and sale of the Rentech Stock and the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon the foregoing and upon certificates and other assurances of officers of Rentech and each Colorado Subsidiary and others as to factual matters without having independently verified such factual matters.

Rentech, Inc. March 18, 2010 Page 2
     In rendering this opinion, we have assumed: (i) factual information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures on original documents; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; and (vi) the due authorization, execution and delivery of all documents by parties other than Rentech.
     We are opining herein as to the Colorado Business Corporation Act, as amended, the applicable provisions of the Colorado Constitution and any reported judicial decisions interpreting these laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to New York law are addressed in the opinion of Latham & Watkins LLP, counsel to Rentech, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have assumed such matters.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:
     1. Rentech has the authority pursuant to its Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to issue up to 350,000,000 shares of Common Stock. When the issuance of the Common Stock has been duly authorized in accordance with applicable law (including, without limitation, by adoption by the Board of Directors of Rentech of resolutions duly authorizing the issuance and delivery of the Common Stock (the “Common Stock Authorization”)) and when such Common Stock has been duly issued and, if such Common Stock is in certificated form, when certificates representing the Common Stock in the form of the specimen certificate filed as an exhibit to the Registration Statement have been signed by authorized officers of Rentech and delivered by Rentech against payment therefor as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Common Stock Authorization, the Common Stock will be validly issued, fully paid and nonassessable.
     2. Rentech has the authority pursuant to its Articles of Incorporation to issue up to 1,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly authorized and duly established in accordance with applicable law and the Articles of Incorporation (including, without limitation, by adoption by the Board of Directors of Rentech of resolutions determining the rights and other terms of such series of Preferred Stock and duly authorizing the issuance and delivery of such Preferred Stock (the “Preferred Stock Authorization”) and the filing by Rentech with the Colorado Secretary of State of duly executed Articles of Amendment to the Articles of Incorporation designating such series of Preferred Stock in accordance with applicable law) and when such Preferred Stock has been duly issued and, if such Preferred Stock is in certificated form, when certificates representing such Preferred Stock in a form meeting the requirements of applicable law have been signed by authorized officers of Rentech and delivered by Rentech against payment therefor as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Preferred Stock Authorization, such Preferred Stock will be validly issued, fully paid and nonassessable.
     3. Rentech has the authority pursuant to its Articles of Incorporation to issue the Securities, provided that the Common Stock or Preferred Stock into which such Securities are convertible does not exceed the authorized number of shares of Common Stock or Preferred Stock referenced above. When the terms relating to any of the Securities have been duly adopted and established in accordance with applicable law and the Articles of Incorporation (including, without limitation, by adoption by the Board of Directors of Rentech or a properly authorized committee of such Board of resolutions determining the rights and other terms of such Securities and duly authorizing the issuance and delivery of such Securities), such Securities will be duly authorized by Rentech.

Rentech, Inc. March 18, 2010 Page 3
     4. Each Colorado Subsidiary has the authority pursuant to its respective Articles of Incorporation, or in the case of RETC, its Operating Agreement, to issue the Guarantees. When the terms relating to any of the Guarantees have been duly adopted and established in accordance with applicable law and the Articles of Incorporation of each Colorado Subsidiary, or in the case of RETC, its Operating Agreement (including, without limitation, by adoption by the Boards of Directors or Manager, as applicable, of each Colorado Subsidiary, of resolutions determining the rights and other terms of such Guarantees and duly authorizing the issuance and delivery of such Guarantees), such Guarantees will be duly authorized by each Colorado Subsidiary.
     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading “Legal Matters.” The foregoing, however, shall not constitute an admission to our being experts within the meaning of the Securities Act.
Very truly yours,
/s/ Holland & Hart LLP
Holland & Hart LLP